Exhibit 99.1

Courier Corporation Reports Third Quarter Results; Sales and Earnings Up 9% Over 2003

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--July 15, 2004--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced results for the quarter ended June 26, 2004, the third quarter of the company's 2004 fiscal year. Courier reported income from continuing operations of $5.2 million, up 9% from $4.8 million in last year's third quarter. Income per diluted share was $.63 for the quarter, up 7% from $.59 last year. Sales were $55.5 million for the quarter, up 9% from third-quarter sales of $51.1 million in fiscal 2003.
    For the first nine months of Courier's 2004 fiscal year, income from continuing operations was $13.0 million or $1.58 per diluted share, up 5% from $12.3 million or $1.52 per diluted share for the first nine months of fiscal 2003. Nine-month sales for fiscal 2004 were $152.0 million, up 2% from $148.5 million in the corresponding period last year.
    Both the third-quarter and nine-month results include results from Research & Education Association (REA) for the period since January 6, 2004, the date Courier acquired REA. In addition, on May 26, 2004, Courier realized a gain of $.02 per diluted share from the previously announced sale of unutilized buildings at its manufacturing facility in Westford, Massachusetts. Results from Courier Custom Publishing, which was sold by Courier in December 2002, were accounted for as a discontinued operation in fiscal 2003 and had no impact in fiscal 2004.
    "In the third quarter, we finally started gaining the traction needed to overcome our slow first half," said Courier Chairman and Chief Executive Officer James F. Conway III. "Two factors were key to our achievements. First, the education market showed tremendous strength at both the elementary/high school and college levels. Secondly, the new four-color press at our Kendallville, Indiana plant came onstream even more smoothly than we expected, helping us to gain share among educational book publishers while serving them more effectively than ever before.
    "Achieving these gains came with some reduction in gross margins for the quarter due to the combination of press startup expenses and lower pricing tied to the market share increases, but we feel this was a worthwhile tradeoff in light of the longer-term benefits.
    "In specialty publishing, while sales growth was disappointing, we invested during the quarter in several new programs that should help us reach out to more customers, including increased sales representation, online marketing initiatives, and collaborative sales efforts between Dover and REA. Equally important, across both of our operating segments, our cash flow and financial condition continued to be excellent. We generated an additional $7 million in cash in the quarter, ending June with $15 million in cash."

    Results by segment

    Book manufacturing sales for the third quarter of fiscal 2004 were $47.0 million, up 8% from last year's third quarter. Third-quarter pretax income for the segment was $6.4 million, up slightly from $6.3 million a year earlier. For the first nine months of fiscal 2004, book manufacturing sales were up 1% from fiscal 2003, while pretax income was up 2%.
    As a book manufacturer, Courier serves publishers in three markets: education, religious, and specialty trade. Sales to the education market were up 26% for the third quarter and 13% for the first nine months of the fiscal year. Sales to the elementary/high school market were up 30% both in the quarter and through nine months, reflecting strong gains in market share. Higher-education sales were up 23% for the quarter, bringing the nine-month sales increase to 6%, in line with expected growth. Sales to the religious market were down 3% in the quarter, with nine-month sales even with the previous year. Sales to specialty trade publishers were off 4% from last year's third quarter, and down 11% through nine months, as continuing declines in sales of computer game books offset small gains in other segments.
    "In a challenging year, the education market has increasingly outperformed expectations," said Mr. Conway. "We are particularly pleased to see this, as we have invested aggressively to offer our customers the very latest high-speed four-color textbook printing capabilities. Our increased capacity has been greeted by rising demand, as the pace of new textbook orders has picked up and customers have demonstrated their willingness to allocate a growing percentage of this business to Courier. In specialty trade, we have started to turn the corner from the declines of the first half of our fiscal year, and are seeing gains in most segments except computer game books.
    "We did see a decline in gross profit as a percentage of sales in book manufacturing, from 29.5% a year ago to 26.8% this past quarter. As our new press continues to ramp up, we expect both volume and manufacturing efficiency to rise and help us return to our traditional margins."
    Courier's specialty publishing segment includes two businesses:
Research & Education Association (REA) and Dover Publications. Overall, the segment reported third-quarter sales of $10.4 million, up 16% from $8.9 million in last year's third quarter, with most of the increase attributable to the inclusion of REA sales. The segment's pretax income was $1.5 million for the quarter, up 24% from fiscal 2003's third-quarter figure of $1.2 million. While Dover's third-quarter sales of $9.1 million were up slightly over prior-year sales of $8.9 million, Dover pretax income was up 18% to $1.4 million. REA's third-quarter sales were $1.3 million, with pretax income of $75,000, slightly ahead of initial expectations following Courier's acquisition of REA in the previous quarter. For the first nine months of the year, specialty publishing sales were $29.6 million, up 12% from a year earlier. The segment's pretax income through nine months was $3.9 million, also up 12% from fiscal 2003.
    Within Dover Publications, sales to U.S. retailers were up 2% in the third quarter. Sales to large bookstore chains were down 7%, offsetting growth in sales to gift shops, craft stores and other non-bookstore outlets. International sales were flat in the third quarter against a very strong quarter in the prior year, and were up 13% for the first nine months of fiscal 2004. Direct-to-consumer sales rose 5% from a year earlier.
    "Dover's third-quarter sales were less than we had hoped, particularly in domestic trade," said Mr. Conway. "Independent booksellers are steadily being squeezed by the major chains, and sales at those large chains have been uneven. We fared much better with online retailers while recording smaller gains with non-bookstore channels and direct sales to consumers. Looking forward, we have launched initiatives which should help in all these areas. Among them are several new programs aimed at educators, new relationships with gift representatives in the New England and mid-Atlantic markets, and a series of innovative new products developed jointly with retailers for release later this year. We also look forward to the impact of Dover's fall list, whose 322 titles include five new series that were enthusiastically received at their introduction at BookExpo America in June.
    "Meanwhile, REA performed above our expectations in its first full quarter as part of Courier. We continue to be very pleased with REA's people, products and opportunities. As mentioned above, we are also moving to take advantage of synergies between REA and our other operations. Our book manufacturing segment is making more REA books than ever before. And within specialty publishing, we will be using REA's sales force to help place Dover books in college bookstores and other outlets where REA has a stronger presence."

    Outlook

    "We made significant strides in our third quarter toward overcoming the challenges of the first half of the year," said Mr. Conway. "We used our new press effectively to meet rising demand for four-color textbooks, a trend we see continuing. But slow retail trade sales hurt us both in book manufacturing and at Dover Publications. While we launched new programs to compensate for these conditions, we still fell short of the third-quarter growth needed to achieve our original full-year targets.
    "We continue to expect a strong fourth quarter, with earnings from continuing operations of $.90 to $1.00 per diluted share, versus $.85 last year. For fiscal year 2004 as a whole, we expect Courier's earnings per diluted share from continuing operations to be in the range of $2.48 to $2.58, up 5% to 9% from last year's comparable earnings of $2.37 per diluted share. We expect sales for the year to be in the range of $211 to $215 million, representing an increase of 4% to 6% over fiscal 2003 sales of $202 million. Signs point to higher growth in 2005, particularly in the education market. In the meantime, we are confident that our continuing commitment to customer focus, manufacturing capability and outstanding service will prove its value through the remainder of fiscal 2004 and enable us to record our eighth consecutive year of earnings growth."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, MA, Courier has two lines of business: full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    Forward-Looking Information

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, unanticipated changes in operating expenses, changes in technology, changes in copyright laws, changes in tax policy including export credits, and general changes in economic conditions including changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.



                          COURIER CORPORATION
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
           (Dollars in thousands, except per share amounts)


                               QUARTER ENDED       NINE MONTHS ENDED
                           --------------------- ---------------------
                            June 26,   June 28,   June 26,   June 28,
                              2004       2003       2004       2003
                           ---------- ---------- ---------- ----------

 Net sales                   $55,489    $51,076   $151,971   $148,463
 Cost of sales                38,140     34,114    103,466    100,527
                           ---------- ---------- ---------- ----------

   Gross profit               17,349     16,962     48,505     47,936

 Selling and administrative
  expenses                     9,604      9,578     28,878     29,064
 Interest (income) expense        28         (2)       (26)        66
 Gain on real estate sale        250          -        250          -
                           ---------- ---------- ---------- ----------

     Income before taxes       7,967      7,386     19,903     18,806

 Provision for income taxes    2,773      2,614      6,946      6,497
                           ---------- ---------- ---------- ----------

     Income from continuing
      operations              $5,194     $4,772    $12,957    $12,309
                           ========== ========== ========== ==========

 Discontinued operations,
  net of tax                       -          -          -        796
                           ---------- ---------- ---------- ----------

 Net income                   $5,194     $4,772    $12,957    $13,105
                           ========== ========== ========== ==========

 Income per diluted
 share from:
    Continuing operations      $0.63      $0.59      $1.58      $1.52
    Discontinued operations        -          -          -       0.10
                           ---------- ---------- ---------- ----------

 Net income per
  diluted share                $0.63      $0.59      $1.58      $1.62
                           ========== ========== ========== ==========

 Cash dividends declared
  per share                  $0.0875     $0.075    $0.2625     $0.225
                           ========== ========== ========== ==========

 Wtd. average diluted
  shares outstanding       8,230,000  8,134,000  8,217,000  8,106,000

 SEGMENT INFORMATION:

 Net sales:
 ----------
 Book Manufacturing          $46,955    $43,561   $127,600   $126,528
 Specialty Publishing         10,394      8,948     29,585     26,390
 Intersegment sales           (1,860)    (1,433)    (5,214)    (4,455)
                           ---------- ---------- ---------- ----------
     Total for continuing
      operations             $55,489    $51,076   $151,971   $148,463

 Income before taxes:
 --------------------
 Book Manufacturing           $6,352     $6,294    $16,082    $15,722
 Specialty Publishing          1,503      1,208      3,883      3,457
 Intersegment profit
  and other                      112       (116)       (62)      (373)
                           ---------- ---------- ---------- ----------
     Total for continuing
      operations              $7,967     $7,386    $19,903    $18,806

 Net income per
  diluted share:
 ---------------
 Book Manufacturing            $0.50      $0.50      $1.28      $1.28
 Specialty Publishing           0.12       0.09       0.30       0.27
 Intersegment profit and
  other                         0.01      (0.01)         -      (0.03)
                           ---------- ---------- ---------- ----------
     Total for continuing
      operations               $0.63      $0.59      $1.58      $1.52


Shares outstanding and per share amounts have been retroactively adjusted to reflect a three-for-two stock split effected on December 5, 2003.


                          COURIER CORPORATION
           CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                               June 26,  September 27,
ASSETS                                           2004        2003
------                                       -----------  -----------

Current assets:
  Cash and cash equivalents                     $15,272      $23,824
  Accounts receivable                            31,331       29,174
  Inventories                                    25,390       20,681
  Deferred income taxes                           3,218        3,164
  Other current assets                              717          830
                                             -----------  -----------
      Total current assets                       75,928       77,673

Property, plant and equipment, net               46,653       43,342
Goodwill                                         33,630       24,847
Prepublication costs                              5,114        3,810
Other assets                                      1,460        1,429
                                             -----------  -----------

      Total assets                             $162,785     $151,101
                                             ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Current maturities of long-term debt              $81          $81
  Accounts payable                                7,147        6,494
  Accrued taxes                                   4,439        6,521
  Other current liabilities                      13,269       13,717
                                             -----------  -----------
      Total current liabilities                  24,936       26,813

Long-term debt                                      532          593
Deferred income taxes                             7,258        5,597
Other liabilities                                 2,693        2,678
                                             -----------  -----------

      Total liabilities                          35,419       35,681
                                             -----------  -----------


      Total stockholders' equity                127,366      115,420
                                             -----------  -----------

      Total liabilities and stockholders'
       equity                                  $162,785     $151,101
                                             ===========  ===========


                          COURIER CORPORATION
      CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)

                                                   For the Nine Months
                                                          Ended
                                                   -------------------
                                                   June 26,  June 28,
                                                     2004      2003
                                                   --------- ---------
Operating Activities:
  Net income                                        $12,957   $13,105
  Adjustments to reconcile net income to
   cash provided from operating activities:
    Depreciation and amortization                     8,304     7,431
    Deferred income taxes                             1,607       888
    Changes in working capital                       (6,573)     (292)
    Gain on sale of assets                             (163)     (861)
    Other, net                                         (822)     (270)
                                                   --------- ---------

Cash provided from operating activities              15,310    20,001
                                                   --------- ---------

Investment Activities:
   Capital expenditures                             (10,069)   (4,048)
   Prepublication costs                              (2,032)   (1,653)
   Business acquisition                             (11,850)        -
   Proceeds from sale of assets                       1,664     1,500
                                                   --------- ---------

Cash used for investment activities                 (22,287)   (4,201)
                                                   --------- ---------

Financing Activities:
   Repayments of debt, net                              (61)      (59)
   Cash dividends                                    (2,094)   (1,763)
   Proceeds from stock plans                            580       446
                                                   --------- ---------

Cash used for financing activities                   (1,575)   (1,376)
                                                   --------- ---------

Increase (decrease) in cash and cash equivalents     (8,552)   14,424

Cash and cash equivalents at the beginning
 of the period                                       23,824     5,630
                                                   --------- ---------

Cash and cash equivalents at the end
 of the period                                      $15,272   $20,054
                                                   ========= =========

    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Robert P. Story, Jr., 978-251-6000
             Senior Vice President and Chief Financial Officer www.courier.com